Exhibit 99.1

**NOT FOR DISSEMINATION IN THE UNITED STATES OR FOR DISTRIBUTION TO UNITED STATES NEWS WIRE SERVICES**

#507 – 837 West Hastings Street
Vancouver, BC V6C 3N6 / 604-685-1017

N E W S R E L E A S E

Oculus Closes Non-Brokered Private Placement

Vancouver, British Columbia, June 5, 2020: Oculus VisionTech Inc. (the “Company” or “Oculus”) (TSX.V: OVT; OTCQB: OVTZ; FSE: USF1), an emerging data security provider, is pleased to report that, further to its news release of April 20, 2020 and May 25, 2020, the Company has closed a non-brokered private placement of 7,000,001 common shares of the Company (the “Shares”) at CAD$0.15 per Share for gross proceeds of CAD$1,050,000 (the “Private Placement”).

Two insiders of the Company participated in the Private Placement and purchased an aggregate of 1,666,667 Shares. The issuance to the insiders is exempt from the formal valuation and minority shareholder approval requirements of Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions as the fair market value of the Shares issued to or the consideration paid by such insiders did not exceed 25% of the Company’s market capitalization.

The proceeds of the offering will be used by the Company for both the continued development and commercialization of the Company’s cloud based cyber security technology as well as the commercialization of OCL Technologies Right-To-Be-Forgotten Platform and general working capital.

The Offered Securities will be subject to applicable resale restrictions under Canadian securities laws expiring on October 6, 2020. Furthermore, the Offered Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the United States Securities Act of 1933, as amended (the “1933 Act”) and will remain “restricted securities” notwithstanding any resale within or outside the United States unless the sale is completed pursuant to an effective registration statement under the 1933 Act or in accordance with Rule 144 under the 1933 Act (“Rule 144”). Under Rule 144, the Offered Securities will be subject to a minimum hold period of six months to after the closing of the Offering.

The Offered Securities will not be registered under the 1933 Act, or any applicable state securities laws, and may not be offered or sold to, or for the account or benefit of, persons in the United States of “U.S. persons”, as such term is defined in Regulation S promulgated under the 1933 Act, absent registration or an applicable exemption from such registration requirements. This news release will not constitute an offer to sell or an offer to buy the Offered Securities to, or for the account or benefit of, persons in the United States or U.S. persons.

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News Release – Continued

About OCL

OCL Technologies https://www.ocltechnologies.com/, is a startup specifically focused on providing enterprise organizations and individuals with highly-secure data privacy tools that provide sustained and continuous global regulatory compliance of data subject rights. Headquartered in San Diego, California, OCL Technologies was founded by industry veteran storage technology experts and is operated by an experienced management team.

Learn more about OCL Technologies at https://www.ocltechnologies.com/.

About Oculus

Oculus, www.ovtz.com, is a cyber security company that creates systems for document and multimedia protection to combat tampering and digital piracy. Utilizing proprietary technology originally created for embedding digital watermarking video-on-demand (VOD) systems, Oculus has created a Cloud-based document protection system based on embedded digital watermarking. The Company’s systems, services and delivery solutions include document, still image and motion video digital watermark solutions and documents, photographs (still image) and video content protection. Headquartered in Vancouver, British Columbia, Canada, Oculus was founded by experts in image processing and is operated by an experienced management team.

Learn more about Oculus at www.ovtz.com or follow us on Twitter (https://twitter.com/OculusVT) or Facebook (https://www.facebook.com/Oculus

ON BEHALF OF THE BOARD OF DIRECTORS

Anton Drescher

Chief Financial Officer and Director

For further information, contact:

Anton Drescher

Telephone: (604) 685-1017

Fax: (604) 685-5777

Email: ajd@ovtz.com

Website: http://ovtz.com/

TSXV : https://tmxmatrix.com/company/OVT

US OTC Markets (OTCQB): https://www.otcmarkets.com/stock/OVTZ/security

Berlin Borse: https://www.boerse-berlin.com/index.php/Shares?isin=US67575Y1091

Frankfurt Borse: https://www.boerse-frankfurt.de/equity/oculus-visiontech

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

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News Release – Continued

This news release contains forward-looking statements and information within the meaning of applicable securities laws (collectively, “forward-looking statements”), including the United States Private Securities Litigation Reform Act of 1995. All statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among others, statements as to the intended uses of the proceeds received from the Offering. Often, but not always, forward-looking statements can be identified by words such as “pro forma”, “plans”, “expects”, “may”, “should”, “budget”, “schedules”, “estimates”, “forecasts”, “intends”, “anticipates”, “believes”, “potential” or variations of such words including negative variations thereof and phrases that refer to certain actions, events or results that may, could, would, might or will occur or be taken or achieved. Actual results could differ from those projected in any forward-looking statements due to numerous factors including risks and uncertainties relating to, among others, the change of business focus of the management of Oculus, the inability of Oculus to pursue its current business objectives, the ability of the Company to obtain any required governmental, regulatory or stock exchange approvals, permits, consents or authorizations required, including TSXV final acceptance of the Offering and any planned future activities, and obtain the financing required to carry out its planned future activities. Other factors such as general economic, market or business conditions or changes in laws, regulations and policies affecting the Company’s industry, may also adversely affect the future results or performance of the Company. These forward-looking statements are made as of the date of this news release and Oculus assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in these forward-looking statements. Although Oculus believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance those beliefs, plans, expectations, or intentions will prove to be accurate.

Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in Oculus’ periodic reports filed from time-to-time with the United States Securities Exchange Commission and Canadian securities regulators. These reports and Oculus’ public filings are available at www.sec.gov in the United States and www.sedar.com in Canada.